UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2020

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A ordinary shares	LBTYA	Nasdaq Global Select Market
Class B ordinary shares	LBTYB	Nasdaq Global Select Market
Class C ordinary shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

UPC Broadband Holding B.V. (the “Company”) as borrower and the Company and the other guarantors named therein as guarantors (the “Guarantors”) and The Bank of Nova Scotia as facility agent (the “Facility Agent”) and as security agent (the “Security Agent”), among others, are parties to a Senior Facilities Agreement, originally dated January 16, 2004 and as amended and restated from time to time (the “Senior Facilities Agreement”). The Company and each of the Guarantors is an indirect wholly-owned subsidiary of Liberty Global plc.

Capitalized terms used below shall have the meanings given to them in the Amended Senior Facilities Agreement (as defined below).

On April 23, 2020, the Company, the Facility Agent, the Security Agent and the financial institutions named therein as Revolving Facility Lenders entered into an amendment and restatement agreement (the “Amendment and Restatement Agreement”) to amend and restate the Senior Facilities Agreement (the Senior Facilities Agreement, as amended and restated by the Amendment and Restatement Agreement, the “Amended Senior Facilities Agreement”) to, among other things:

•
following various disposals by the Borrower Group and a resulting reduction in the Indebtedness and EBITDA of the Borrower Group, reduce the size of the existing €990.0 million revolving facility (“Revolving Facility AM”) to €500.0 million by cancelling Revolving Facility AM in full and establishing a new revolving facility with Commitments equal to €500.0 million ($539.8 million at the April 23, 2020 exchange rate), a margin of 2.50% per annum and a final maturity date of May 31, 2026, and any proceeds of which will be used for general corporate purposes of the Borrower Group;

•	allow the Facility Agent and the Company to agree on a new benchmark rate for the calculation of interest to replace LIBOR or EURIBOR;

•	include a set of agreed security principles which, among other things, limit the granting of security and guarantees in certain circumstances;

•	provide that the applicable Interest Period for the first Advance under any Term Facility may be any other period of six months or less as agreed to by the relevant Borrower and the Facility Agent;

•
provide that Brexit or other withdrawal events, Permitted Transactions and breaches of hedging and ancillary facility agreements alone do not constitute a breach of representations or undertakings or result in a Default/Event of Default;

•	update regulatory related provisions relating to contractual recognition of bail in legislation and QFC Credit Support;

•
include carve outs in the increased costs provision for amounts compensated for by the stamp tax and VAT provisions and for amounts attributable to BEPS Action 6, Brexit, a change in the tax on the overall net income of the relevant Finance Party, any penalty being imposed by the relevant central bank or monetary or fiscal authority by virtue of the relevant Finance Party exceeding its borrowing limits or breaching any directives and any breach of a Finance Document by the relevant Finance Party;

•
enable the Facility Agent to waive the requirement for an acceding obligor to provide agreed form security documents prior to becoming an acceding obligor provided that an undertaking to satisfy such requirement within 60 days of the relevant accession is provided;

•
increase flexibility in connection with Permitted Acquisitions, Permitted Payments, Permitted Security Interests, Permitted Disposals, Permitted Transactions, loans and guarantees permitted by the Amended Senior Facilities Agreement and incurring indebtedness under Additional Facilities;

•
provide that a breach of certain obligations, including in relation to undertakings relating to pari passu ranking, negative pledge, disposals, acquisitions and mergers, restricted payments, loans and guarantees and share capital, by an Obligor will not be an event of default if the breach is capable of remedy and is remedied within 28 days of written notice by the Facility Agent;

•	increase flexibility in connection with curing a breach of a financial covenant;

•	extend the Clean Up Period from 120 days to 180 days; and

•
amend the calculation of the 80% Security Test such that members of the Borrower Group which are not required or are unable to become guarantors and grant security as a result of the agreed security principles are disregarded from the numerator and denominator.

Other than as set out above in relation to Revolving Facility AM, all loans and commitments outstanding under the Senior Facilities Agreement continue to be outstanding under the Amended Senior Facilities Agreement.

The Amendment and Restatement Agreement and the Amended Senior Facilities Agreement are attached hereto as Exhibit 4.1 and are incorporated herein by reference. The foregoing description of the Amended Senior Facilities Agreement is not complete and is subject to and qualified in its entirety by reference to the full text thereof set forth in Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Name

4.1
Supplemental Deed dated April 23, 2020 between, among others, UPC Broadband Holding B.V. as Obligors’ Agent and The Bank of Nova Scotia as facility agent and security agent and, attached, as a schedule thereto, a copy of the Amended Senior Facilities Agreement dated April 23, 2020 between, among others, UPC Broadband Holding B.V. as borrower and The Bank of Nova Scotia as facility agent and security agent.

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: April 29, 2020